                                                                     Exhibit 3.2

Serial No. 3062

CERTIFICATION OF TRANSLATION

I the undersigned Uzi Zaidmann

Notary at 15 David Hamelech Bl. Tel-Aviv declare hereby, that I am well acquainted with the Hebrew and English languages and that the document attached to this certification marked with the letter "A" is a correct translation into
English of the original document drawn up in the Hebrew language, which has been produced to me, and a photocopy of which is also attached herewith and marked with the letter "B".

In witness whereof I certify the correctness of the said translation by my signature and seal.

This day 25.2.2007

NIS including VAT 357 Fees paid

/s/ UZI ZAIDMANN
---------------------------------------
     Notary's Seal and Signature
           UZI ZAIDMANN

[Stamp]

                       SCOPE - THE ASSOCIATION REGULATIONS

Handwritten: Copy corresponds with the original
     Advocate Margit Shiloh (-----)
     Office stamp: MARGIT SHILOH, ADVOCATE LICENSE NO. 9555

                             ASSOCIATION REGULATIONS
                                       OF
                      SCOPE - METALS TRADING AND TECHNICAL
                                SERVICES LIMITED

                                TABLE OF CONTENTS

1.  INTRODUCTION                                                               2
2.  CAPITAL                                                                    3
3.  SHARES AND SECURITIES                                                      3
4.  PAYMENTS DEMANDS                                                           6
5.  TRANSFER OF SECURITIES                                                     9
6.  MORTGAGING SHARES                                                         10
7.  STOCK                                                                     11
8.  CHANGES OF CAPITAL                                                        12
9.  TYPES OF SHARES                                                           13
10. GENERAL ASSEMBLIES                                                        13
11. DISCUSSION IN THE GENERAL ASSEMBLIES                                      15
12. THE MEMBERS' VOTES                                                        16
13. APPOINTING A VOTE PROXY                                                   17
14. THE BOARD OF DIRECTORS                                                    18
15. GENERAL MANAGERS                                                          22
16. THE DIRECTORS' ACTIVITIES                                                 22
17. THE POWERS OF THE BOARD OF DIRECTORS                                      25
18. THE SECRETARY AND A BRANCH REGISTRAR                                      25
19. BINDING THE FIRM                                                          26
20. DIVIDENDS                                                                 26
21. CAPITALIZATION OF PROFITS AND BONUS                                       28
22. THE BOOKS OF ACCOUNTS                                                     31
23. NOTICES                                                                   32
24. THE FIRM'S REORGANIZATION                                                 33
25. INDEMNIFICATION                                                           33
26. INSURANCE                                                                 34
27. LIQUIDATION                                                               34

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

1.   INTRODUCTION

1.1  The words and terms shall have the meaning hereby assigned to them:

WORDS               MEANING
-----------------   ------------------------------------------------------------
The Firm            The above mentioned Firm.

The Law             The Companies' Ordinance, (New Version) 5743-1983 The
                    Securities Act, 5728 - 1968, and any other valid law in
                    regard to companies, that applies to the Firm at the given time.

These Regulations   The Association Regulations in their present forms or as
                    amended.

Director            Including substitute, replacement or proxy.

The Office          The Firm's registered office as shall be determined.

Securities          Shares, bonds, capital bills, convertible securities to
                    stock and certificates granting rights to the said
                    securities.

1.2 The provisions of Articles 2,3,4,5,6,7,8,9,10 to the Interpretation Law 5741
- 1981, shall apply, with the required modifications, also to the interpretation of these Regulations herewith, should no other provision apply to the matter in question, and should the subject matter or its context not be in conflict with the said application.

1.3 Excluding the provisions of this Article herein, each word and phrase in these Regulations herein, shall bear the meaning set against them by law, unless the same contradict the written subject matter or its contents.

1.4 The Regulations to the Second Supplement of the Companies' Ordinance shall not apply to the Firm.

1.5 The headings of the chapters are introduced only for the reader's convenience and shall not be used for the interpretation of the Companies
Ordinance.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

2. CAPITAL

2.1 The capital stock of the Firm shall be as specified in the Firm's Memorandum and as shall from time to time be amended in an Extraordinary Resolution.

2.2 Every share, no matter its par value, grants the right to receive summons, to take part and vote in the Firm's assemblies. All the shares have equal rights in regard to the paid-up or credited amounts, paid for their par value, in respect to dividend, distribution of bonus shares and any other distribution, capital reimbursement and participation in the distribution of the Firm's assets surplus, in case of liquidation.

3. SHARES AND SECURITIES

3.1 Subject to the instructions of these Regulations herein, the shares shall be under the supervision of the directors, who may allot them or grants them in another manner to those people and under the same restrictions and terms, whether by premium, by their par value or by discount (subject to the Companies'
Ordinance, [New Version] 5743-1983), and on the dates as the directors shall deem fit, with the power to demand payment on the dates and for the amount to be set by the board of directors.

3.2 Subject to the provisions of these Regulations, the securities shall be under the control of the directors, who shall be entitled to allot or otherwise make them available to such individuals, on the such terms and at such times as the board of directors shall see fit.

3.3 Should two or more people be registered as joint share - holders, each one of them may confirm the acceptance of divided or other payments in respect of the said share.

3.4 The Firm shall not recognize a share-holder as a trustee, and shall not be obligated, neither required to recognize a right, established on the rules of integrity or on a stipulated right, or on a future right, or on partial right in a share, or any other right in respect of the

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                        3

                       SCOPE - THE ASSOCIATION REGULATIONS

share, but only the absolute right of the holder, as registered in respect of every share, unless the same is done drawing on a court decision or by law.

3.5 A member may receive from the Firm, without paying for the same, within six months from the date of allotment or transfer registration (unless the issue terms set a different period of time ) one certificate for all the shares of a certain type of shares registered in his name, that will specify the number of shares and the amount paid for them, and any other detail that may deem important in the opinion of the board-of-directors. In case of a jointly held share, the Firm shall not be obligated to issue more than one certificate for all the joint holders, and submitting the said certificate to one of the joint holders, shall be deemed as submitting it to all of them.

3.6 Every certificate shall be sealed by a seal or the Firm's stamp and shall carry the signature of one director and the secretary, or any other person appointed by the board-of-directors for this purpose.

3.7 The Firm may issue a new certificate, in the stead of a certificate issued based on proves and guarantees as shall be demanded by the Firm, and after paying an amount as shall be set by the board-of-directors.

3.8 In the case of an issue of shares that has been done for the purpose of raising funds, to cover the costs of facilities set-up, or buildings or some plant equipment, that may not yield profit for a long period of time, the Firm may pay interest for the repaid portion of the said capital stock for the said period, under the terms and with the restrictions specified in Article 140 to the Companies' Ordinance [New Version], 5743-1983, and to charge the amount paid as interest to the capital, as part of the price of the setting-up of the structure, building or equipment of the enterprise.

3.9 The company is entitled to pay any individual a commission (including underwriting commission) at rate which shall not exceed ten percent of the price at which the company's securities are issued - in return for his signature or his consent to sign, whether conditionally

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

or unconditionally, on the securities or in return of his signature or his consent to sign other individuals up for applications, whether conditionally or unconditionally, for the company's securities, and this under section 135, 136,
137 of the Companies Ordinance. Payments specified in this Article herein, may be paid in cash or with the Firms' securities, or partially in that way and partially in another way.

3.10 The Firm may issue preference shares that may be redeemed under the terms specified in Article 141, 142 to the Companies' Ordinance (New Version),
5743--1983.

3.11 Bearer's share certificates.

(A) The Firm may, in regard to shares fully repaid, issue bearer's certificates that state that the bearer is the holder of the shares specified in the certificate. The directors may set and from time to time modify the terms by which the said bearer's certificates shall be issued, and in particular the terms by which a new bearer's certificate may be issued, in stead of a lost or damaged certificate, or the terms by which a bearer's certificate may be annulled and the name of the certificate holder shall be registered in the
Members' Registrar, in respect of the shares specified in the certificate. A holder of the said bearer's certificate, shall be subject to the terms prevailing at the given time, whether the same have been set prior to the issue of the said bearer's certificate, or thereafter.

(B) No bearer's shares certificate shall be issued, neither coupons for the said share, in stead of those that have been lost or damaged, unless proven, to the full satisfaction of the directors, that indeed the certificate or coupons have been lost or damaged, and the directors may demand evidence as shall deem fit to them, and demand suitable guarantees, should the Firm incur damages by the issuance of new certificate or coupons.

(C) A bearer's certificate shall grant its holder the shares included in it, and shares shall be transferred by submitting a bearer's certificate, and the instructions of the Firm's Regulations in regard to the transfer of shares and their transferability by law, shall not apply to them.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                        5

                       SCOPE - THE ASSOCIATION REGULATIONS

(D) The holder of a bearer's certificate may deposit the certificate in an office or in any other place to be set by the board-of-directors, whenever he so wishes, and 48 hours from the date of deposit, the depositing party shall have the right to sign a demand to convene a General Assembly of the Firm, take part in every General Assembly of the Firm, vote in it and exercise the rest of the rights given to a member in every General Assembly that is convened, as if his name is registered in the Members' Registrar as the holder of the shares specified in the deposited certificate. Only one person shall be recognized as the depositing party of a certain bearer's certificate. The Firm shall return to the depositing party the bearer's certificate, by an early written notice of at least two days in advance.

4.   PAYMENTS DEMANDS

4.1 If, according to the issue terms of the shares, no set date was scheduled for the payment of any portion of the price to be paid for them, the directors may from time to time demand payment from the members, in respect of the funds that have not yet been paid for the shares they hold. Every member shall pay the
Firm the amount demanded of him, provided that he shall receive an early notice of 14 days specifying the payment date and place, on the said date and at the set place.

4.2 The payment demand may be cancelled or deferred to another date, as shall be determined by the directors.

4.3 The directors may introduce differences between the share-holders, in respect of the payment demands amounts and / or their payment date.

4.4 Joint share-holders shall be jointly and severally responsible for the payment of the payment demands and the rates in respect of these demands.

4.5 Should a payment be demanded and not made until the set date, the share-holder or the person to whom it has been allotted shall pay interest and linkage differences for the

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                        6

                       SCOPE - THE ASSOCIATION REGULATIONS

demanded amount, as shall be set by the board-of-directors, from the payment set date to the actual repayment date. The board-of-directors may concede the entire interest and linkage differences, or any portion whereof.

4.6 Any amount, that according to a share allotment conditions have to be repaid upon allotment or on a set date, whether if on account of the share amount or for a premium, shall be deemed in respect of these Regulations herein a lawfully made payment demand, and the repayment date is the payment scheduled date. In case of non - payment, all the provisions of these Regulations, pertaining the payment of interest, the linkage differences and the costs shall apply, as well as share forfeiting and so on, and all other Regulations relevant to the subject matter, as if this amount is lawfully demanded and as if a notice has been given, as specified above.

4.7 A member may not be entitled to a dividend or his rights as a member, unless he has repaid all the payment demands given to him, including interest, linkage differences and costs, should there be any.

4.8 The directors may receive from a member, wishing to make advance payments for his shares, in addition to the amounts actually demanded of him, and they may also pay him interest for advanced payments or for the share whereof, that exceeds the amount demanded on account of the shares in respect of which the advance payment has been made, or they may make any other arrangement that may compensate him for the advanced payment.

4.9 A member who has not made a payment or a rate fully as demanded until the set payment date, the directors may, at any time thereafter and as long as the payment demand has not been honored, demand the payment of the entire payment amount, plus interest and linkage differences, and other costs that may be incurred as a result of the said non - payment.

4.10 The demand shall set the date, to be not earlier than thirty days from the notice date, and the demand to pay the amount plus interest, linkage and the costs incurred as a result of

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                        7

                       SCOPE - THE ASSOCIATION REGULATIONS

non - payment. The notice shall also state, that in case of non - payment until the set date in the set place, the securities in regard of which the payment or the rate are demanded may be forfeited. Has the member refrained from honoring the demand, at any time thereafter any share in regard of which the above notice has been given may be forfeited, at the decision of the board-of-directors. The shares forfeiture shall include all the dividends for those shares not paid for prior to the forfeiture, even if announced.

4.11 The directors may sell, re-allot or transfer in any other manner any share forfeited in a manner to be determined by them, with or without any amount repaid for the share or that is deemed to have been repaid for it.

4.12 The directors may decide, at any time, prior to selling the forfeited share or transferring it in any other manner, to abolish the forfeiture under terms to be set by them.

4.13 Members whose shares have been forfeited, shall pay the Firm, in spite of the forfeiture, all the payment demands not honored in respect of these shares, prior to the forfeiture, plus interest and linkage differences until the payment date, in the same manner as if the shares have not been forfeited, and he shall comply with all the claims and the demands that the Firm could have imposed in respect to the shares, until the forfeiture date, without a deduction or concession to be given for the value of the shares on the forfeiture date. His obligation shall come to an end only after the Firm receives the full payment set when the shares were issued.

4.14 The directors may collect the forfeited funds or any share whereof, as they shall deem fit, but they shall not be obligated to do the same.

4.15 A share forfeiture shall result, upon the forfeiture, the abolishment of any right in the Firm, and any claim or demand towards it, in respect of the share, excluding those rights and duties excluded from the same according to these Regulations, or that the law assigns to past member or imposes on him.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                        8

                       SCOPE - THE ASSOCIATION REGULATIONS

5.   THE TRANSFER OF SECURITIES

5.1 The transfer of the Firm's securities shall be done in writing, in the customary way, or as shall be determined by the directors, and it may be done with the transferor's signature only, provided that the appropriate transfer document is submitted to the Firm.

5.2 The transfer of non-fully paid-up securities, or securities on which the
Firm has lien or pledge, shall not be valid, unless it has been approved by the board-of-directors, that may, by its absolute discretion, and without grounding the same, refuse to register such a transfer.

5.3 Upon the transfer of non - fully paid-up shares, the transferee's signature and a witness' signature is required, to validate the signatures on the transfer certificate.

5.4 The transferor shall continue being deemed the transferred securities holder until the name of the transferee is registered in the Firm's books.

5.5 The transfer certificate shall be submitted to the office, for registration, accompanied by the certificates to be transferred and any other proof to be demanded by the Firm, in regard to the transferor's title or his right to transfer the securities. Registered transfer certificates shall remain in the hands of the Firm.

5.6 The Firm may demand fees for registering the transfer, in a rate to be from time to time set by the directors.

5.7 The board-of-directors may close the transfer books and the Firm's books up to a period of 30 days every year.

5.8 Upon the passing away of a Firm's security holder, the Firm shall recognize the guardians or the estate managers, the will executioners and in the absence of the same, the heirs of the member, as the only rightful claimants to the member's securities, after having proven the eligibility to the same, as shall be determined by the board-of-directors.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

5.9 Has a deceased member held securities jointly with others, the Firm shall recognize the remaining security holder as a member in respect of the said securities. The same shall not exempt the joint security holder's estate of any obligations in regard to the security he held jointly.

5.10 A person that acquires a right for a security, in virtue of his being a guardian or an estate manager, or the heir of a member, or a receiver, liquidator or a trustee in a member's bankruptcy or by any other legal provision, may, after having brought proof to his right, as shall be demanded by the directors, be registered as the security holder or transfer it, subject to the instructions included in these Regulations herein, in regard to the transfer, to another person.

5.11 A person acquiring a right for a security, as a result of its transferability by law, shall be entitled to dividend and the other rights in respect of the security, and may also give and take receipts for the dividend or other payments made in respect of the security, but he may not receive notices in respect of the Firm assemblies, neither may he take part or vote in them in respect of the said security or use any right that is granted by the security, according to above, until after his registration in the Firm's books.

6.   MORTGAGING SHARES

6.1 The Firm shall have first mortgage and lien right on all the shares not fully paid for, registered in the name of every member, and on the exchange for their sale, in respect of funds (whether their due repayment date has arrived or not), whose payment has already been demanded or that are about to be paid on the set time for the said share. The Firm shall also have a mortgage right on all the shares (excluding shares fully paid for), registered in the name of a member, to secure the funds due from him or from his property, in respect of his own debts or his debts jointly with others. The mortgage shall also apply to the dividends from time to time announced in respect of these shares.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

6.2 In order to realize the mortgage and lien, the directors may sell the shares subject to the mortgage in any manner that shall deem fit to them, but any sale shall be made only after the set date for payment, and after a written notice has been given to the said member, his heirs, his will executioners or his estate mangers, or anyone to acquire the right for the shares due to a member's bankruptcy, stating the Firm's intention to sell them, and the amounts have not been repaid within 14 (fourteen) days from the notice.

6.3 The net exchange of any such sale, after covering the sale costs, shall be used to cover the debts or obligations of the said member, and the balance (if any) shall be paid to him, his heirs, his will executioners or his estate mangers, or any one to succeed him.

6.4 Has a sale been made after forfeiture or in order to realize or lien and mortgage, while allegedly using the above granted powers, the directors may register them in the Registrar in the name of the buyer, and the buyer shall not be obligated to examine the action's lawfulness or the use made of the purchase price. After having been registered in his name, no person shall contest the sale validity.

7.   STOCK

7.1 The Firm may, in a General Assembly, convert paid-up shares in stock, and convert stock in paid-up shares of any kind; have shares been converted in a stock, the holders may transfer their benefits in the said stock, or any part whereof, in the same manner or subject to the Regulations, allowing shares in the Firm to be transferred, or approximately so, according to the circumstances.
The directors may from time to time determine the minimum amount of the stock that may be transferred. But the said amount shall not exceed the par value of the shares of which the stock constitutes.

7.2 The stock shall grant its holders the same rights granted to the members, in respect of participating in the profits and voting in the Firm's assemblies and any other matters that the same amount of shares in the firm would have granted, of the same type of shares converted in stock.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

7.3 Converting shares in stock shall not hurt any other privilege involved in the converted shares neither shall it derogate from it. Beside the above-mentioned and should circumstances allow, all the instructions of these
Regulations shall apply to both stock and shares.

8.   CHANGES IN CAPITAL

The Firm, by an Extraordinary Resolution, may carry out any of the following actions:

(A) Unite and divide all or part of the capital stock to shares of higher par value.

(B) Abolish shares not yet allotted.

(C) Divide its capital stock, all or in part, to shares of lower par value than the par value set in the Memorandum or the Regulations, by distribution of its shares, all or in part, at that time. All this subject to the provisions of the law and in such a manner that in regard to the shares generated by the division, a Resolution on the division may grant one share or more, preference rights or an advantage on the remaining shares or some of them in respect of dividend, capital, vote or any other right.

(D) Reduce its capital stock and any reserve fund for capital redemption, by a manner it shall deem fit, and also use the options, all or in part, set in
Article 151 to the Companies' Ordinance (New Version) 5743-1983.

(E) Increase its capital stock, whether all shares registered at the given time have been issued, or not. The increased capital shall be divided to shares of preference rights or deferred rights or rights with other special privileges
(subject to the privileges of an existing type of shares), or subject to terms and restrictions pertaining dividend, capital refund, vote or other terms, as instructed by the General Assembly in its instruction on the capital increase, and in the absence of an Extraordinary Resolution, in terms set by the board-of-directors.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       12

                       SCOPE - THE ASSOCIATION REGULATIONS

9.   TYPES OF SHARES

9.1 As long as not otherwise determined in the shares issue conditions, rights of one type may be changed, after an Extraordinary Resolution is adopted by the
Firm, and after an Extraordinary Resolution, adopted by an Extraordinary General
Assembly of the share-holders of the same type have been approved, or with a written consent of all the share-holders of the same type.

9.2 The instructions of these Regulations herein, in regard to General
Assemblies, shall apply, with the required modifications, to a General Assembly of the share-holders of the said type. The legal quorum of a postponed Assembly of the share-holders of the said type shall be at least two persons, holding or representing at least one third of the issued shares of the said type. Every share-holder of the said type, present, whether personally or by a proxy, may demand secret vote, whether before the vote by raising hands or subsequently.

9.3 The rights granted to the holders of shares of a certain type, issued with privileges, shall not be deemed as if they have been modified by the generation or the issue of additional shares equal to them, unless otherwise has been provided in the issue terms of the said shares.

10.  GENERAL ASSEMBLIES

10.1 General Assemblies shall be convened at least once a year, on a date to be set by the board-of-directors and not later than 15 months after the last previous General Assembly, at a place to be set by the board-of-directors. These
General Assemblies shall be termed "Ordinary Assemblies". The Firm's other assemblies shall be termed "Extraordinary Assemblies".

10.2 The Ordinary Assembly:

(A) Shall discuss the board of directors' report and shall approve the said report, should it so deem fit.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       13

                       SCOPE - THE ASSOCIATION REGULATIONS

(B) Shall discuss the Profit and Loss Report and the Balance and shall approve the said reports, should it so deem fit.

(C) Shall appoint Certified Public Accountants and shall determine their wages, or shall empower the board-of-directors to determine the wages.

(D) Shall appoint the board-of-directors as specified in Chapter 14 below.

(E) Shall discuss all other matters that should be discussed in an Ordinary
Assembly according to these Regulations, or by law.

10.3 Any other matter discussed in an Ordinary Assembly and any matter discussed in an Extraordinary Assembly, shall be deemed "Extraordinary Matters".

10.4 The board-of-directors may convene, at its own discretion, an Extraordinary
Assembly; and it has to convene an Extraordinary Assembly following a written demand as specified in Article 109 to the Companies' Ordinance [New Version],
5743-1983. Every such demand has to specify the purposes for which an Assembly has to be convened, and it shall be signed by the demanding parties and shall be submitted to the office. The demand may comprise of several documents of a similar form, each one signed by one or more demanding party. If the directors do not convene an Assembly within 21 days from the date of the above demand, the demanding party or some of them, who represent more than half of the total voting rights, may convene the Assembly by themselves, but an Assembly thus convened shall not be held if more than three months have elapsed since the demand was submitted.

10.5 The directors shall issue an early notice of seven days at least, containing the designated place and time of the Assembly, and if an
Extraordinary Matter is on the agenda, the general nature of the said matter.
The notice shall be given to those members, entitled, according to these
Regulations, to receive a notice from the Firm. Should an Extraordinary
Resolution be on the agenda, a notice of 21 days in advance has to be given.

10.6 An Assembly may be convened with a shorter notice, if the consent of all the members entitled at the given time to receive a notice, has been obtained. A waiver may be given in writing in post factum, after the Assembly has been held.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

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                       SCOPE - THE ASSOCIATION REGULATIONS

11.  THE DISCUSSION IN THE GENERAL ASSEMBLIES

11.1 A discussion may not be started in a General Assembly, unless a legal quorum is present during the discussion. Two members, present either by themselves or by a proxy and holding or representing one third of the voting rights in the Firm, shall constitute a legal quorum.

11.2 Has half an hour elapsed from the time set for the Assembly and no legal quorum is present, whether has it been convened at the demand of the members or at the demand of the board of directors, the Assembly shall be postponed by itself for one week to the same time and at the same place, or to another day, hour and place as shall be determined by the board of directors in a notice sent to the shareholders, and the postponed Assembly shall discuss the matters for which the first Assembly has been convened. Has no legal quorum been present in the said postponed Assembly, two members, present either by themselves or by their proxy shall constitute a legal quorum.

11.3 The board-of-directors' chairperson (has he been appointed) shall chair every General Assembly. In the absence of a chairperson, or if he has not appeared at the Assembly, 15 minutes after the time set for the Assembly, the present members shall elect a director, and if no director is present, they shall elect one of the present members to chair the Assembly.

11.4 With the consent of an Assembly, having a legal quorum, the chairperson may, and at the demand of the Assembly he must postpone the Assembly from time to time and from place to place as shall be resolved by the Assembly. Should an
Assembly be postponed by seven days or more, a notice on the postponed Assembly shall be given in the same manner a notice has been given on the first assembly.
Excluding the above, a member may not be entitled to receive any notice about a postponement or on the matters to be discussed in a postponed assembly. Only the matters that may have been discussed in the Assembly resolving to be postponed may be discussed in a postponed Assembly.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       15

                       SCOPE - THE ASSOCIATION REGULATIONS

12.  THE MEMBERS' VOTES

12.1 In every General Assembly, a Motion shall be adopted by raising hands, unless a demand has been given, whether before or after the results of the vote by raising hands have been announced - to perform a vote by ballot, by the chairperson or by a member present by themselves or by proxy.

12.2 The statement of the chairperson, recorded and signed by him in the Minutes
Book, that the Resolution has been adopted unanimously or with a certain majority, or has been rejected or not accepted, shall be deemed a proof for the same, and the number of votes or the ratio of votes for or against the said
Resolution shall need no proof. A party demanding a vote by ballot may cancel his demand at any time prior to the vote.

12.3 Has a vote been demanded by ballot, as outlined above - the vote shall be held as instructed by the chairperson, and its results shall be deemed a
Resolution of the Assembly in which the demand was raised for a ballot vote. Has a demand by ballot been made to elect a chairperson, or to postpone the Assembly to another date, the vote shall be held immediately.

12.4 The demand for a vote by ballot shall not prevent the Assembly to proceed, in order to discuss any other matter, excluding the matter for which a vote by ballot has been demanded.

12.5 Without derogating from the rights or restrictions as shall be applied to a certain type of shares, every member shall be entitled to one vote by raising hands, and in case of a vote by ballot, to one vote in respect of every share fully paid-up and held by him, no matter its par value.

Should there be equality of votes, whether by raising hands or when voting by ballot, the resolution will be considered to have been rejected.

12.6 An incompetent party may vote only by a trustee, natural guardian, or any other legal guardian. These people may vote either by themselves or by proxy.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       16

                       SCOPE - THE ASSOCIATION REGULATIONS

12.7 Should two members or more be joint holders of a share, the first partner shall vote only, whether by himself or by proxy, without taking regard of the other registered partners of the share. For this purpose the first partner shall be deemed the person whose name is the first to be registered in the Members'
Registrar.

12.8 Subject to the instructions of the law, a valid Resolution shall be deemed any written Resolution, signed by the holder or all the holders of the shares issued at that time and allowing their holders to take part in the Firm's
General Assemblies or vote in them, or the said type of shares referred to by the resolution, as demanded, and it shall be valid for any purpose as a
Resolution adopted in the Firm's General Assembly, or an Assembly of the said type of the shareholders, as the case shall be, summoned and convened properly for the purposes of adopting the said Resolution. This kind of Resolution may be included in some documents of the same form, each one of which being singed by one or more shareholders.

12.9 A share-holder may not be entitled to vote in any General Assembly, neither may he be counted among the attending, as long as he owes the Firm an amount, demanded in respect of the shares held by him, unless the issue terms of the shares set otherwise.

13.  APPOINTING A VOTE PROXY

13.1 A member may appoint a proxy to vote in his stead. A proxy does not have to be a Firm member. The appointment of the proxy shall be made in writing, signed by the appointing partner or his empowered delegate, in writing, and if the appointing party is a corporation, the appointment shall be done with the seal or the stamp of the corporation, together with the signature of the corporation's plenipotentiaries.

13.2 The appointment of a proxy to vote in an Assembly shall be deemed to also include the power to demand or take part in a demand of a vote by ballot, on behalf of the appointing party.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       17

                       SCOPE - THE ASSOCIATION REGULATIONS

13.3 A vote according to the terms of the power of attorney shall be legal, even if the appointing party has passed away prior to the vote, or has been rendered incompetent, or has gone bankrupt, or if it is a corporation in liquidation, or if it has abolished the letter of appointment or has transferred the share in respect of which it has been given, unless a written notice has been received in the Firm's office, prior to the Assembly, that the member has passed way, has been rendered incompetent, or has gone bankrupt or has been liquidated in case of a corporation, or has cancelled the appointment or has transferred the share. But, has a vote by ballot been set, the written notice on the abolishment of the proxy's appointment shall be in force, if it has been signed by the appointing party and has been received in the office not later than one hour prior to the beginning of the vote.

13.4 The appointment letter of a proxy and the power of attorney or any other certificate or a copy certified by a notary, shall be deposited in the office or in any other place or places in Israel or outside it, as shall from time to time be generally set by the board-of-directors, or in respect to a special case at least forty eight hours prior to the set date for the Assembly or the postponed
Assembly in which the proxy is intended to vote, and in the absence of the said deposit, this appointment shall have no force. The appointment letter of a proxy shall become in valid twelve months after its date of signature.

13.5 The appointment letter of a proxy, whether for a certain Assembly or in any other manner shall be in the customary form.

14. THE BOARD-OF-DIRECTORS

14.1 The number of the directors in the Firm shall from time to time be set by the General Assembly, in an Ordinary Resolution, provided that it shall be no less than three and shall not exceed fifteen directors.

14.2 (A) The directors shall be elected in an Ordinary Assembly of the Firm, every year, and shall hold their office until the end of the next Ordinary
Assembly, unless an office

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       18

                       SCOPE - THE ASSOCIATION REGULATIONS

is previously vacated according to the Regulations of the Firm. The elected directors shall enter office commencing at the end of the Assembly in which they have been elected.

(B) In very Ordinary Assembly all the directors shall resign their office. A resigning director may be reelected.

As long as no Ordinary Assembly has been convened, in which the directors have to resign, all the directors shall continue holding their office until an
Ordinary Assembly of the Firm is convened, unless the office of a director is previously vacated, according to these Regulations herein.

(C) If in the said Ordinary Assembly no directors were elected, all the resigning directors shall continue holding their office until they are replaced by the Firm's General Assembly.

14.3 Excluding a director, whose term has ended when the Assembly has been convened, or a person recommended for an office of a director by the board-of-directors, no candidate shall be offered for an office of a director in a General Assembly of the Firm, unless no less than forty eight hours and no more than forty two days prior to the date set for the General Assembly, a written notice shall be passed to the office of the Firm, signed by a member of the Firm ( but not by the candidate ) that may take part in the Assembly for which the notice has been sent, and vote in it, about his intention to propose this candidate to be elected as a director, accompanied by the written consent of the said candidate.

14.4 Subject to what which is provided for in article 96 (34) (a) of the
Companies Ordinance [New Version] 5743-1983, the General Assembly shall set the wages for the members of the board-of-directors, whether by a global payment or as a payment in respect of taking part in meetings. In addition to his wages, every director shall be entitled to a refund for his reasonable expenditure incurred in respect of travels, daily living allowance and other expenditure relating to his performing his functions and services as a director.

14.5 The office of a director shall be vacated in one of the following circumstances:

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       19

                       SCOPE - THE ASSOCIATION REGULATIONS

(A) If he has resigned from office by a letter signed by him, submitted to the office.

(B) If he has gone bankrupt or has made a compromise with his creditors, in the frame of bankruptcy proceedings.

(C) If he has been declared incompetent.

(D) Upon his passing away, and in case of a corporation, in case of liquidation.

(E) If he has been removed from office by the General Assembly, as specified in
Article 14.11.

14.6 The director shall not be prohibited, due to his office:

(A) From holding an office or a function in any other company, whose shares are held by the Firm or that it has in it any other benefit.

(B) From making a contract with the Firm, whether directly or indirectly, even if the director has some benefit in this transaction of any kind, subject to the provisions of the present articles of association and the provisions of Title D in Chapter D 1 of the Companies Ordinance [New Version] 5743-1983.

14.7 A director is not obligated to report to the Firm about a profit, stemming from tin a transaction as specified in section 14.6 (b) by reasons of the very fact that he holds the position of a director or by reason or due to the trust relations established as a result of the same, but shall have to disclose the nature of his personal interest, as well as any material fact or document relating to that transaction.

14.8. (A) Pursuant to section 96 (38) of the Companies Ordinance [New Version],
5743-1983, any director whose interest is submitted for approval shall not be present and shall vote at the meetings concerning the performance of acts or the approval of engagements in need of approval pursuant to sections 96 (33) and 96
(34) of the Companies Ordinance [New version], 5743-1983.

(B) Whatever is provided for in this section shall not apply to any debate taking place at the general assembly.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       20

                       SCOPE - THE ASSOCIATION REGULATIONS

14.9 (A) The firm shall be entitled to make an engagement in any transaction in which a certain officeholder in the firm has, directly or indirectly a personal interest, provided that such officeholder disclosed at the meeting of the board of directors of the Firm the substance of his personal interest in that transaction, and the board of directors of the Firm confirmed that the engagement in question is not prejudicial to the Firm's best interest.

(B) The provisions of sub-section (A) above - shall not apply to any exceptional transaction or to a transaction regarding the conditions under which a director is to be in office, whether as such or in another position or job held by him at the Firm.

14.10 Should an office of director be vacated, the remaining directors may continue operating as long as the number of the directors does not go below the minimum number set in these Regulations herein. Has the number of the directors dropped below the above, the remaining directors may continue acting only in order to convene a General Assembly of the Firm.

14.11 The directors have the right at any time to appoint any person as a director, subject to the maximum number of directors as set in these Regulations herein, whether in order to fill up a place vacated by chance or as an addition to the board of directors. Any director thus appointed shall hold office until the next General Assembly, and may be reelected.

14.12 The Firm may, by an Ordinary Resolution, remove any director from office before the end of his term, and it may decide, by an Ordinary Resolution, to appoint in his stead another person as a director in the Firm, and also appoint directors should the number of the board-of-directors' members drop below the minimum set by the General Assembly,

14.13 A director is not obliged to be a shareholder of the Firm.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       21

                       SCOPE - THE ASSOCIATION REGULATIONS

15. GENERAL MANAGERS

15.1 The directors may from time to time appoint, from among them, one or few as a General Manager or General Managers of the Firm, whether for a set period or for an unlimited period of time, and they may from time to time remove or dismiss him or them from his or their term (subject to the instructions included in any contract made between him or them and the Firm), and appoint another or others in his or their stead.

15.2 Subject to the instructions included in any contract between him and the
Firm, the General Manager, is he is also a director shall be subject to the same instructions pertaining resignation and removal from office as they apply to the members of the board of directors.

15.3 The directors may grant the General Manager, acting in the office at the given time the same powers they have according to these Regulations herein, as they shall deem fit, and they may grant these powers for the period and for the purposes, under the same terms and with the same restrictions as they shall deem beneficial, and they may grant these powers in addition to their own powers or in their stead, all or in part, and they may from time to time abolish, deprive and modify these powers, all or in part.

15.4 Subject to what which is provided for in article 96 (34) (a) of the
Companies Ordinance [New Version] 5743-1983, the wages of the General Managers shall be determined by the directors, considering any contract made between him and the Firm. It may be in the way of wages, fees or taking part in profits or all these modes or some of them.

16. THE DIRECTORS' ACTIVITIES

16.1 The directors shall from time to time convene for the purpose of the Firm's business management, and they may postpone their meetings as they shall deem fit. A director may call for a directors' meeting at any time and the secretary, should he thus be demanded by a director, shall act accordingly.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       22

                       SCOPE - THE ASSOCIATION REGULATIONS

The legal quorum for the board-of-directors' meetings shall be set by the board-of-directors, and as long as it has not been set, the legal quorum shall be majority of the directors.

Should any director or directors be precluded from attending and voting at a meeting of the board of directors on account of provisions of section 96 (35) of the Companies Ordinance [New Version], 5743-1983, the quorum shall be the majority of the directors who are entitled to attend and vote at the meeting of the board of directors.

16.2 A written resolution signed by all the directors shall be deemed a lawfully adopted resolution in the board of directors' meeting.

16.3 Every director may be present and may vote in all the directors' meeting, through another director or another person to be appointed by him as a proxy or a substitute director, according to the appointing party's decision. The appointment of a proxy or a substitute director is subject to the consent of the directors, and he shall hold this office whether for one meeting or for a set period of time or until a notice is given that the appointment has been cancelled. Every proxy or substitute director shall have a number of votes equal to the number of directors appointing him, and should he himself be a director, he shall have the above votes in addition to his own vote. The appointment of a proxy or a substitute director shall be done in writing.

16.4 A director who is not present in Israel may not, during his stay outside of
Israel receive notices about meetings, unless he has asked that the notice be given to his substitute.

16.5 The directors may elect a chairperson for the meetings, and determine his term of office, and if not otherwise set, the chairperson shall be elected annually. If no chairperson has been elected, or if the chairperson is not present, 15 minutes after the time set for the meeting, the present directors shall elect one of them to chair the meeting.

16.6 Questions arising in the directors' meetings shall be settled by majority of the present and voting directors. The chairperson shall not have a determining vote.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       23

                       SCOPE - THE ASSOCIATION REGULATIONS

16.7 Every directors' meeting that has a legal quorum, may hold all or part of the powers, the proxies and the discretion granted at the given time, according to the Firm's instructions, to the directors or usually exercised by them.

16.8 The directors may transfer their powers or any part whereof to committees, as they shall deem fit, and they may from time to time cancel their empowerment.
Every such committee, when exercising the said power, shall keep all the instructions from time to time given to it by the directors. The committee may also comprise of persons who are not directors.

Meetings and discussions of any such committee, comprising of two members or more, shall be subject to the instructions, pertaining the arrangements of the directors' meetings, should these instructions be suitable, and as long as no other regulations have been enacted by the directors, according to this
Regulation herein.

16.9 All the activities, carried out in bona fide in the directors' meetings, or by a committee of the board-of-directors, or by a person acting as a director, shall be in force even if it is discovered, thereafter, that a flaw occurred in the appointment of a director or a person thus acting; or that they or one of them were incompetent, exactly as if each such person has been lawfully appointed and was competent to be a director.

16.10 The directors shall make sure that the minutes of the board-of-directors'
meetings shall be properly maintained and shall include:

(A)  The names of participants and those present in every meeting.

(B)  All the Resolutions and the main points of the discussion held in the said meetings.

Every such minutes to be signed by the chairperson of the said meeting, or by the chairperson of the following meeting, shall be deemed a determining proof of the matters recorded in the said minutes.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       24

                       SCOPE - THE ASSOCIATION REGULATIONS

17.  THE POWERS OF THE BOARD-OF-DIRECTORS

17.1 The management of the firm's businesses shall be kept by the board-of-directors that may exercise the powers and carry out all the actions and matters that the Firm may carry out, according to its Memorandum of
Association or by any other way, and that these Regulations or the Companies'
Ordinance [New Version], 5743-1983, do not instruct or set that they may be carried out by the Firm in a General Assembly. All this, subject to the instructions of the Companies' Ordinance [New Version], 5743-1983 and these
Regulations, and Resolutions that do not contradict these Regulations and that shall from time to time be set up by the Firm in the general Assembly, provided that no such Resolution shall disqualify an act previously carried out by the directors, and that would have been in force, had it not been for the said
Resolution.

Without derogating from the generality of the above, the directors may appoint senior officers and other officers in the Firm and determine their powers, their working conditions and their wages.

17.2. The directors may from time to time, at their own discretion, obtain, borrow or guarantee the payment of funds for the purposes of the Firm. The directors may obtain or guarantee the payment or the refund of the said funds, at their own discretion, and in particular by the issue of bonds or a stock of bonds, secured by mortgaging the assets and rights of the Firm, all or in part, including the Firm's capital not yet demanded to be paid - up.

18.  THE SECRETARY AND A BRANCH REGISTRAR.

18.1 The board-of-directors may appoint the Firm's secretary under the terms it shall deem fit, and appoint a vice-secretary and determine their functions and powers.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       25

                       SCOPE - THE ASSOCIATION REGULATIONS

18.2 The Firm may, considering the legal instructions and according to them, run in every other country registrar or registrars of members living in the said country, and use all other powers mentioned by law, in regard to this branch registrar.

19.  BINDING THE FIRM

19.1 The signature of a director or any other person from time to time to be appointed by the board-of-directors, whether generally or for a certain case, whether by himself or with other persons, together with the Firm's seal, printed or stamped, shall bind the Firm.

19.2 The board-of-directors may determine separate procurations for different businesses of the Firm, and in regard to the amounts in respect of which people may sign.

20.  DIVIDENDS.

20.1 Subject to special rights granted to special shares by their issue terms,
Firm profits, from which a decision has been made to distribute a dividend, shall be paid pro rata to their paid-up amount or credited amount for their par value, excluding the amount paid on account of payment demands.

20.2 Has it not otherwise been specified in the shares issue terms, all the dividends shall be paid for shares that would not have been fully paid- up within a certain period, for which the dividends are paid, relative to the amounts that were paid-up or credited as paid-up for the shares' par value, within some part of the said period (pro rata temporis).

20.3 The directors may, at their own discretion, allocate to special funds any amount from the Firm's profits or its assets revaluation, or its relative part in the revaluation of assets of companies affiliated to it, and determine the designation of the said funds.

20.4 The Firm may announce in a General Assembly, a dividend to be paid to the members according to their rights and their benefits in the profits, and set the payment date.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       26

                       SCOPE - THE ASSOCIATION REGULATIONS

dividend shall be announced, exceeding the dividend offered by the board-of-directors, but the Firm may announce a smaller dividend than the amount offered, in the General Assembly.

20.5 The board-of-directors may from time to time pay the members, on account of future dividend, an interim - dividend as it shall deem fit, according to the
Firm's profits.

20.6 The dividend shall be paid to anyone registered in the Firm's Shareholders'
Registrar, on the payment set date.

20.7 If no other instructions have been issued, a dividend may be paid by a check or a payment order, sent by mail to the registered address of the member or the person entitled to the same, or in case of joint registered holders, to the member whose name is first registered in the Registrar, in regard to the joint holding. Any such check shall be made to the order of the person it is being sent to. The receipt of the person, whose name was registered in the
Members' Registrar on the dividend announcement date, as the holder of a share, or in case of joint holders, the name of one of the joint holders, shall act as an exemption in regard to all the payments done in respect of the said share.

20.8 the directors may invest any dividend, not demanded within one year after having been announced, or use it in any other manner for the well being of the
Firm, until it is demanded. The Firm shall not be obligated to pay interest or linkage differences for non-demanded dividend.

20.9 Every General Assembly that announces a dividend, may resolve that the said dividend shall be paid, all or in part, by the distribution of certain assets, and in particular shares that have been fully paid-up, bonds or stock of bonds of any other company or the combination of the above modes.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       27

                       SCOPE - THE ASSOCIATION REGULATIONS

21.  CAPITALIZATION OF PROFITS AND BONUS

21.1 The General Assembly, with the recommendation of the board-of-directors, may resolve that the undistributed Firm's profits, shares' rewards or funds that have been generated by the revaluation of the Firm's assets, or funds generated, based on equity of affiliated companies' profits or evolving from the revaluation of affiliated companies' assets, and capital redemption funds, shall be capitalized and distributed among those share-holders that had the right to receive them, had they been distributed as a dividend and by the same ratio, so that they will have as a capital, and that they will use this capitalized money, all or in part, in the name of the said shareholders for full repayment, whether by the par value or with the addition of the said premium to be determined by the Resolution, of shares, bonds or stock of bonds of the Firm, and that they shall be distributed accordingly, or for the repayment of stock of bonds previously issued, and that this distribution or this repayment shall be deemed by the said share-holders full exchange for their benefit, in the said capitalized amount, as shall be set by the board of directors.

21.2 The General Assembly, that resolves to distribute bonus shares, may, at the recommendation of the board-of-directors, resolve that the Firm shall transfer to a special fund that shall be designated for the future distribution of bonus shares to purchase shares in the company, (including a right that may be exercised at a later date), bonus shares with the par value that would have been due to him, had he exercised the right to purchase the shares on the eve of the date determining the right to receive the bonus shares (in this Regulation herein - "the determining date"), for the right price that shall be in force at the said time. Had the said right-holder exercised, following the determining date, his right to purchase the shares or any part whereof, the directors shall allot to him fully paid-up bonus shares in the same par value and of the same type he would have been due, had he exercised, on the eve of the determining date, the right to purchase the shares he has actually purchased, and this by the suitable capitalization to be done by the board-of-directors from the said special fund. As for the matter of setting the par value of the bonus shares to be distributed, any amount transferred to the special fund, generated in respect of the distribution of previous bonus

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       28

                       SCOPE - THE ASSOCIATION REGULATIONS

shares, shall be deemed to have been capitalized as if shares have been allotted from it, entitling the holders of rights to purchase shares in the Firm, to bonus shares.

21.3 In the distribution of bonus shares, each share-holder in the Firm shall receive shares of a uniform type or of the type that granted him the rights to receive the bonus shares as shall be set by the board-of-directors.

21.4 The board-of-directors may, subject to the approval of the General
Assembly, proclaim a distribution of bonus shares as an interim-distribution.

21.5 The following instructions shall be in force in regard of each allotment and issue of securities, by way of capitalization, and they refer to shares included in a bearer's share certificates, should the Firm shall issue bearer's share certificates:

(A) The directors may allot and issue to a trustee or a proxy to be appointed by them for this purpose herein, all the securities that have to be allotted to all the holders of shares included in a bearer's certificate, and they may give the trustee or the proxy powers or instructions in regard to the realization of the securities allotted to them, all or in part, in order to facilitate their distribution or for any purposes as they shall deem fit.

Each allotment and issue, as mentioned above shall be deemed allotment and issue in force for those people entitled to their portion in the above capitalization, in virtue of bearer's shares certificates.

(B) In order to find the members entitled, in virtue of bearer' certificates, the benefits resulting from such capitalization, the directors shall publish at least once in an Israeli newspaper and in any other paper (if at all) that the directors shall from time to time choose, a notice regarding the capitalization resolution and the distribution manner of the capitalized amounts, as well as the number of the coupon to be presented in order to receive the bonus. Upon the presentation of the above coupon and its submission in the place stated in the notice, the coupon submitting party shall be entitled to the bonuses stemming from the above

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       29

                       SCOPE - THE ASSOCIATION REGULATIONS

capitalization, relative to the number of shares specified in the bearer's share certificates to which the coupons belong.

On addition, the directors may set in the said notice a date (not less than six months from the notice date), following which securities that have not been demanded shall be sold by the trustee or the proxy, and any person appearing later than this date and presenting the coupon set in the notice, shall be entitled to only receive the net receipts of the sale and the fruits yielded by
it.

(C) The Firm, the trustee and the proxy may recognize the absolute right of the person, presenting the coupon set in the notice in the mode outlined above, to all the bonuses stemming from the capitalization and referring to the shares specified in the bearer's share certificates to which the coupons are attached.
Submitting the coupon shall constitute good grounds for the Firm, the trustee and the proxy to submit the securities to the party representing the coupons or
(as the case shall be), to pay the net exchange of the sale of the securities.

21.6 In order to carry out any Resolution, according to the Regulations in
Chapters 20 and 21, the board-of-directors may settle, as it shall deem fit, any difficulty arising in regard to the distribution of bonus share, and in particular issue share fragments certificates and sell the fragments, in order to pay their exchange to the eligible, and also determine the value for the purpose of distribution of certain assets, and resolve that payments in cash shall be made to the members based on the thus determined value, or that fragments worth less than NIS 1.0 shall not be taken into account in adjusting the parties' rights. The board-of-directors may pay by cash or grant these certain assets to trustees, in trusteeship in favor of the persons entitled to the dividend or to a capitalized fund as shall deem beneficiary to the board-of-directors.

21.7 Whenever thus demanded by law, a contract has to be attached, according to
Articles 129, 130, 131 to the Companies' Ordinance [New Version] 5743-1983. The

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       30

                       SCOPE - THE ASSOCIATION REGULATIONS

board-of-directors may appoint, at its own discretion, a trustee to sign the said contract on behalf of the persons entitled to the dividend or the capitalized fund.

22. THE BOOKS OF ACCOUNTS

22.1 The board-of-directors shall make sure that appropriate books of accounts of the Firm shall be maintained and an Annual Balance and Profit and Loss Report be drawn.

The books of accounts shall be held in the office or in any other place to be deemed fit by the board-of-directors, and shall be open to the audit of the directors.

22.2 The board-of-directors may resolve if and to what extent and at what time and place, and under what terms or regulations may the Firm's accounts and books or any of them be opened to the audit of the members, and no member (who is not a director) may have the right to review any account or book or document of the
Firm, unless the right has been given to him by law, or that he was authorized to the same by the directors, or according to the Firm's Resolution in the
General Assembly.

22.3 Not later than eighteen months after the Firm's association, and thereafter, at least once a year, the directors shall submit to the Firm in the
General Assembly a Profit and Loss Account in respect of the period commencing with the last account or (in case of the first account), commencing with the association of the Firm, made until a date not earlier than six months prior to the Assembly, and according to the legal instructions pertaining the same, a
Balance shall be drawn every year and shall be submitted to the Firm in the
General Assembly, it being made as of the Date for which the Profit and Loss
Report is made. The Balance shall be accompanied by a Certified Public
Accountant's Report, as well as the board-of-directors' report on the state of the Firm's affairs and the amount recommended to be paid as a divided, as well a the amount recommended to be transferred to a reserve fund, or to the distribution of bonus shares.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       31

                       SCOPE - THE ASSOCIATION REGULATIONS

23. NOTICES

23.1 A notice or any other document may be given by the Firm to any person, either personally or by mail, addressed to the registered address of the said member in the Members' Registrar, or to the address given by the member to the
Firm, as an address for notices or other documents. Unless otherwise interpreted in a bearer's share certificate, their holder may not receive any notice about any General Assembly of the Firm.

23.2 Any notice that the Firm may or shall issue according to these Regulations herein, may be given to the members or any part whereof, by publishing it in a one daily newspaper appearing in Israel.

23.3 All the notices to be given to the members shall be given, in respect of the shares held jointly, to the said person whose name is first written in the
Members' Registrar, and any notice thus given shall be deemed a sufficient notice to the share-holders.

23.4 Any member, registered in the Members' Registrar with an address, whether in Israel or abroad, shall be entitled to receive in the said address any notice he is entitled to, according to these Regulations herein. But excluding the above, no member that is not registered in the Members' Registrar may receive any notice from the Firm.

23.5 Any notice or another document, delivered or sent to a member according to these Regulations herein, shall be deemed to have been lawfully delivered and dispatched, in respect to the shares held by him (whether in respect to shares held by him only or jointly with others), even though the said member has passed away or has gone bankrupt (whether the Firm was aware of his passing away or his bankruptcy, or not), and the said delivery or dispatch shall be deemed sufficient delivery or dispatch to the heirs, the trustees, the managers or the transfer recipients and any other persons (if any) who have rights in the shares.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       32

                       SCOPE - THE ASSOCIATION REGULATIONS

23.6 Any notice or another documents mailed to an address in Israel, should be deemed to have been delivered within 48 hours from the mailing date of the letter that contains the notice or the document, and when coming to prove delivery, a sufficient proof will be a proof that the letter containing the notice or document has been addressed to the right address and has been mailed.
Refraining from submitting a notice pertaining an Assembly or any other notice to some member shall not cause a resolution adopted in the said Assembly to be annulled, neither shall it cause proceedings based on the said notice to be annulled. Any entry regularly done in the Firm's log shall be deemed an alleged proof for the dispatch, as entered in the said log.

24. THE FIRM'S REORGANIZATION

Upon the sale of a firm plant, the directors, or in case of liquidation, the liquidators may, if authorized to the same by an Extraordinary Resolution of the
Firm, accept fully or partially paid-up shares, bonds or securities of another company, whether Israeli or foreign, whether associated or about to be associated in order to purchase the Firm's assets or any part whereof, and the directors (if the Firm's profits allow the same) or the liquidators (in case of liquidation), may distribute among the members the above shares or securities, or any other asset of the Firm, without realizing them, or deposit them with trustees for members, and the General Assembly, by an Extraordinary Resolution
may resolve about the evaluation of the said securities or assets, by the same price and by the same manner to be set by the Assembly, and all the share-holders shall be obligated to accept any evaluation or distribution as outlined above, and waive their rights in this respect, excluding, should the firm be about to be liquidated or already undergoes liquidation proceeding, those legal rights (if any) that may not be modified or restricted, by law.

25. INDEMNIFICATION

Pursuant to the Companies [New Version], 5743-1983, the Firm shall be entitled to indemnify "an officeholder" of hers, as defined by section 96 (24) of the
Companies Ordinance [New Version], 5743-1983, on account to one of the following:

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       33

                       SCOPE - THE ASSOCIATION REGULATIONS

25.1 A financial liability imposed on him in favor of another person in accordance with a sentence, including a sentence delivered in compromise proceedings or an arbitrage award upheld by a court of law, and this on account of an act he performed in his capacity as an officeholder of the Firm.

25.2 Reasonable costs of litigation, including lawyer's fees which an officeholder incurred or was condemned to pay by a court of law, at a proceeding instituted against him by the company or on its behalf or by another person, or in a criminal charge of which he was found not guilty, and all on account of an act he performed by virtue of his being an officeholder at the Firm.

26. INSURANCE

Subject to which is provided for in section 96 (44) of the Companies Ordinance,
[New Version], 5743-1983, the Firm shall be entitled to insure the liability of an "officeholder" of her, as defined by section 96 (24) of the Companies
Ordinance [New Version], 5743-1983, in whole, or in part, on account of one of the following:

26.1 Breach of the duty of care towards the Firm or towards another person;

26.2 Breach of fiduciary duty thereto, provided that the officeholder in question acted in good faith and reasonable grounds for believing that such a course of action would not be detrimental to the Firm.

26.3 A financial liability about to be imposed on him in favor of another person, due to an act to be performed in his capacity as an officeholder at the
Firm.

27. LIQUIDATION

27.1 Should the Firm be liquidated, either willingly or by any other manner, the liquidators, with the approval of an Extraordinary Resolution, may distribute in kind parts of

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       34

                       SCOPE - THE ASSOCIATION REGULATIONS

the Firm's assets among the members, and they may, with a similar approval, deposit any part of the firm's assets with trustees, in favor of the members, as the liquidators shall deem fit, with the said approval.

27.2 The Firm's shares shall have equal rights in regard to the paid-up or credited as paid-up amounts for the shares' par value, in regard to capital reimbursement and participation in the Firm's assets surplus distribution in case of liquidation, subject to shares' privileges if such shares have been issued by special privileges.

                                                /s/ UZI ZAIDMANN
                                                --------------------------------
                                                Notary's Seal and Signature
                                                UZI ZAIDMANN

                                       35